Exhibit 99.1

PRESS RELEASE

CONTACT:	Robert M. Garst, Chief Executive Officer
717-957-2196

RIVERVIEW FINANCIAL CORPORATION REAFFIRMS

STOCK REPURCHASE PROGRAM

HALIFAX, PA, March 7, 2012 — Riverview Financial Corporation (OTCQB: RIVE) announced that on March 7, 2012 its Board of Directors reaffirmed the corporation’s Stock Repurchase Program to repurchase up to 4.9% of its outstanding common stock.  These shares will be purchased in open market or privately negotiated transactions at prevailing market prices from time to time over a twelve-month period depending upon market conditions and other factors including any blackout periods during which the corporation and its insiders may be prohibited from trading in the corporation’s common stock.  Any repurchased shares will be held as treasury stock and will be available for general corporate purposes.

Robert M. Garst, Chief Executive Officer, stated, “We are pleased to renew our stock repurchase program, as we are committed to capital management strategies that will enhance our shareholder value.  We believe that our repurchase of Riverview common stock represents a sound investment of our corporate funds.”

Riverview Financial Corporation, with consolidated assets of $287.5 million, is the bank holding company for its wholly owned subsidiary, Riverview Bank, which serves the communities of Perry, Dauphin, Cumberland and Schuylkill counties through three full service branches of Marysville Bank, four full service branch facilities and one drive-up office of Halifax Bank, and a newly opened branch located at 57 S. Sillyman Road in Cressona, Pennsylvania and commercial office at 121 Progress Avenue, Pottsville, Pennsylvania, both located in Schuylkill county.  A third Schuylkill county branch located in Orwigsburg, Pennsylvania is expected to open during the second quarter of 2012.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of the corporation’s securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Cautionary Notice Regarding Forward-Looking Statements

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors.  Such factors include the possibility that anticipated cost savings may not be realized, estimated synergies may not occur, increased demand or prices for the corporation’s financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties.  Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; ineffectiveness of its business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; interest rate movements; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; disruption from the transaction making it more difficult to maintain relationships with customers and employees, and challenges in establishing and maintaining operations in new markets; volatilities in the securities markets; and deteriorating economic conditions. Please carefully review the risk factors described in other documents the corporation files from time to time with the Securities and Exchange Commission, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Please also carefully review any Current Reports on Form 8-K filed by the corporation with the Securities and Exchange Commission.